As filed with the Securities and Exchange Commission on December 13, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HELIOS AND MATHESON ANALYTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7380	13-3169913
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Empire State Building, 350 Fifth Avenue

New York, New York 10118

(212) 979-8228

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore Farnsworth

Chief Executive Officer

Helios and Matheson Analytics Inc.

Empire State Building, 350 Fifth Avenue

New York, New York 10118

(212) 979-8228

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Kevin Friedmann, Esq.

Mitchell Silberberg & Knupp LLP

11377 West Olympic Boulevard

Los Angeles, California 90064

(310) 312-3106

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-212550

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value, Warrants(3), Units(4)	$10,000,000	$1,245

(1)	Represents only the amount of additional securities being registered. Does not include the securities previously registered by the Registrant on a Registration Statement on Form S-3 (File No. 333-212550), which was declared effective on September 30, 2016. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of securities ($10,000,000) having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price ($50,000,000) set forth in the Calculation of Registration Fee table contained in the above referenced Registration Statement are hereby registered. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover such additional securities of the Registrant that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Warrants may be combined with common stock registered under this registration statement and sold as units.
(4)	Units may consist of two or more of the securities registered under this registration statement and offered and sold together.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

We are filing this Registration Statement on Form S-3 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement on Form S-3 relates to the public offering of securities contemplated by the Registration Statement on Form S-3, as amended (File No. 333-212550), originally filed by us on July 15, 2016 and which the Commission declared effective on September 30, 2016 (the “Prior Registration Statement”). This Registration Statement on Form S-3 is being filed for the sole purpose of increasing the maximum aggregate offering price of the securities registered for sale by the Company. We are registering an additional amount of securities equal to no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The contents of such registration statement are incorporated by reference into this registration statement pursuant to Rule 462(b) under the Securities Act. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 13, 2017.

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth
Chief Executive Officer, (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore Farnsworth	Chief Executive Officer
Theodore Farnsworth	(Principal Executive Officer), Chairperson	December 13, 2017

/s/ Stuart Benson	Chief Financial Officer
Stuart Benson	(Principal Financial and Accounting Officer)	December 13, 2017

/s/ Muralikrishna Gadiyaram
Muralikrishna Gadiyaram	Director	December 13, 2017

/s/ Carl J. Schramm
Carl J. Schramm	Director	December 13, 2017

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EXHIBIT INDEX

Exhibit Number	Document Description
5.1	Opinion of Mitchell Silberberg & Knupp LLP

23.1	Consent of Rich Baker Berman & Company, with respect to HMNY audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2016 and 2015.

23.2	Consent of EisnerAmper LLP, with respect to the balance sheet of Zone Technologies, Inc. as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended

23.3

Consent of EisnerAmper LLP, with respect to the balance sheets of MoviePass Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended.

23.4	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

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